Exhibit 99.1

PDS Biotech Provides Business Update and Reports First Quarter 2021 Financial Results

FLORHAM PARK, N.J., May 13, 2021 (GLOBE NEWSWIRE) -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology, will discuss its financial results for the quarter ended March 31, 2021 and provide a business update on its conference call today.

Recent Business Highlights:

•
National Cancer Institute to present interim efficacy and safety data of PDS0101 Phase 2 clinical trial in an oral presentation at the American Society of Clinical Oncology (ASCO) 2021 Annual Meeting on June 7, 2021.  This trial is evaluating PDS0101 with two clinical stage immunotherapies from EMD Serono, a first in class bifunctional checkpoint inhibitor Bintrafusp Alfa (M7824) and an antibody conjugated cytokine M9241 (NHS-IL12), in patients with all types of advanced HPV-associated cancers, whose cancer has returned or spread after treatment.

•
COVID-19 consortium received a commitment from the Secretary for Research and Scientific Training of The Ministry of Science, Technology and Innovation of Brazil (MCTI) to fund up to approximately US$60 million to support the clinical development and commercialization of a Versamune®-based COVID-19 vaccine by Farmacore in Brazil.

“We look forward to the presentation of preliminary efficacy and safety data from the National Cancer Institute (NCI)-led Phase 2 combination study of PDS0101 at the ASCO conference in early June.  ASCO provides an important opportunity to present the potential of PDS0101 and the Versamune® platform in oncology to the research and medical community,” commented Dr. Frank Bedu-Addo, President and Chief Executive Officer of PDS Biotech, “The presentation of the human clinical efficacy data at ASCO is an important milestone both for PDS0101 and our entire Versamune®-based oncology pipeline.”

First Quarter 2021 Financial Results

PDS Biotech reported a net loss of approximately $3.0 million, or $0.14 per basic share and diluted share, for the three months ended March 31, 2021 compared to a net loss of approximately $4.0 million, or $0.39 per basic share and diluted share, for the three months ended March 31, 2020.

Research and development (R&D) expenses decreased 28% to approximately $1.4 million for the three months ended March 31, 2021 from approximately $2.0 million for the three months ended March 31, 2020. The decrease of approximately $0.6 million in 2021 was primarily attributable to a decrease of $0.3 million in professional services and $0.3 million in clinical studies.

General and administrative expenses decreased 21% to approximately $1.6 million for the three months ended March 31, 2021 from approximately $2.1 million for the three months ended March 31, 2020. The decrease of approximately $0.5 million is primarily attributable to a decrease in professional services of approximately $0.7 million which includes legal fees of approximately $0.2 million, offset by an increase of approximately $0.2 million in personnel costs.

Total operating expenses decreased 24% to approximately $3.0 million for the three months ended March 31, 2021 from approximately $4.0 million for the three months ended March 31, 2020.

PDS Biotech’s cash balance as of March 31, 2021 was approximately $25.0 million.

Conference Call and Webcast

The conference call is scheduled to begin at 8:00 am ET on Thursday, May 13, 2021. Participants should dial 877-407-3088 (United States) or 201-389-0927 (International) and mention PDS Biotech. Participants can also access the conference call via webcast on the investor relations page of the Company’s corporate website (link).

The event will be archived in the investor relations section of PDS Biotech’s website for 6 months. In addition, a telephonic replay of the call will be available for 6 months. The replay can be accessed by dialing 877-660-6853 (United States) or 201-612-7415 (International) with confirmation code 13716518.

About PDS Biotech

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology platform. Our Versamune®-based products overcome the limitations of current immunotherapy by inducing in vivo, large quantities of high-quality, highly potent polyfunctional  tumor specific CD4+ helper and CD8+ killer T-cells. PDS Biotech has developed multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize diseased cells and effectively attack and destroy them. Our immuno-oncology product candidates are initially being studied in combination therapy to potentially enhance efficacy without compounding toxicity across a range of cancer types. The Company’s lead investigational cancer immunotherapy product PDS0101 is currently in Phase 2 clinical studies in HPV-associated cancers. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® based products; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® based products and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim results, which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotechnology
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: pdsb@cg.capital

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	March 31, 2021	December 31, 2020
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$25,037,374	$28,839,565
Prepaid expenses and other	2,219,514	1,497,665
Total current assets	27,256,888	30,337,230

Property and equipment, net	3,583	5,443
Operating lease right-to-use asset	501,194	547,706

Total assets	$27,761,665	$30,890,379

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Accounts payable	$950,598	$1,415,224
Accrued expenses	1,854,795	1,735,322
Operating lease obligation-short term	123,654	119,904
Total current liabilities	2,929,047	3,270,450

Noncurrent liability:
Operating lease obligation-long term	458,291	490,353

Total Liabilities:	$3,387,338	$3,760,803

STOCKHOLDERS' EQUITY
Common stock, $0.00033 par value, 75,000,000 shares authorized at March 31, 2021 and December 31, 2020, 22,278,261 shares and 22,261,619 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	7,346	7,346
Additional paid-in capital	71,200,684	70,907,315
Accumulated deficit	(46,833,703)	(43,785,085)
Total stockholders' equity	24,374,327	27,129,576

Total liabilities and stockholders' equity	$27,761,665	$30,890,379

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating expenses:
Research and development expenses	$1,413,057	$1,971,679
General and administrative expenses	1,636,216	2,060,148

Total operating expenses	3,049,273	4,031,827

Loss from operations	(3,049,273)	(4,031,827)

Other income
Interest income	655	46,419

Net loss and comprehensive loss	$(3,048,618)	$(3,985,408)

Per share information:
Net loss per share, basic	$(0.14)	$(0.39)
Net loss per share, diluted	$(0.14)	$(0.39)

Weighted average common shares outstanding, basic	22,263,838	10,314,761
Weighted average common shares outstanding, diluted	22,263,838	10,314,761